LEGACY CLOSES ON PURCHASE OF KTNP(AM), TONOPAH, NEVADA

(St. George, Utah) - Radio 1400, LLC, a subsidiary of Legacy Communications Corporation (OTCBB: “LGCC”), has closed on its purchase of a new construction permit for KTNP(AM), 1400kHz, a new radio station in Tonopah, Nevada from Eastern Sierra Broadcasting. The station will operate at 1400kHz, 24/7, 1kw day and night. Eastern Sierra Broadcasting of South Lake Tahoe, California is owned by Chris Kidd.

Legacy Communications Corporation is a holding company for subsidiaries that acquire radio station licenses and permits to develop, upgrade, operate and market. The company seeks out broadcast properties that have significant upside potential when provided proper management, engineering, programming and marketing. Legacy owns seven (7) other stations: KPTO(AM) 1440kHz, Pocatello, Idaho; KITT(FM) 100.1MHz, Soda Springs, Idaho; KNFL(AM) 1470kHz, Tremonton, Utah; KOGN(AM) 1490kHz, Ogden, Utah; KENT(AM) 1400kHz, Parowan, Utah; KIFO(AM) 1450kHz, Hawthorne, Nevada and KBSP(AM) 1340kHz, Bishop, California.

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The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.

Legacy Communications Corporation
Morgan Skinner
 (435) 628-1000
(435) 628-6636 (fax)
morgan@legacy.cc

Investor Relations:
The Eversull Group, Inc.
Jack Eversull
(972) 991-1672
(972) 991-7359 (fax)
jack@theeversullgroup.com